Exhibit 24

POWER OF ATTORNEY

     Each of the undersigned officers and/or directors of Oak Hill Financial, Inc., an Ohio corporation (the “Company”), hereby appoints R.E. Coffman, Ron J. Copher, and H. Grant Stephenson, as his or her true and lawful attorneys-in-fact, or any of them, with power to act without the others, as his or her true and lawful attorney-in-fact, in his or her name and on his or her behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission the Company’s Registration Statement on Form S-4 (the “Registration Statement”) to register under the Securities Act of 1933, as amended, up to 275,000 shares of the Company’s common stock, $0.01 par value per share, (the “Stock”), to be issued in connection with the acquisition (“Acquisition”) of Lawrence Financial Holdings, Inc. (“Lawrence Financial”) and such other number of shares as may be issued pursuant to any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting unto such attorneys-in-fact, and to each of them, full power and authority to do and perform in the name and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of December 7, 2004.

Signature	Title	Date
/s/ Evan E. Davis	Director	December 7, 2004

Evan E. Davis

/s/ John D. Kidd	Chairman and Director	December 7, 2004

John D. Kidd

/s/ R. E. Coffman, Jr.	President, Chief Executive	December 7, 2004
Officer and Director
R. E. Coffman, Jr.	(Principal Executive Officer)

/s/ Ron J. Copher	Chief Financial Officer and Treasurer	December 7, 2004
(Principal Financial and
Ron J. Copher	Principal Accounting Officer)

/s/ D. Bruce Knox	Director	December 7, 2004

D. Bruce Knox

/s/ Candice R. DeClark-Peace	Director	December 7, 2004

Candice R. DeClark-Peace

/s/ Barry M. Dorsey, Ed. D.	Director	December 7, 2004

Barry M. Dorsey, Ed. D.

/s/ Donald R. Seigneur	Director	December 7, 2004

Donald R. Seigneur

/s/ William S. Siders	Director	December 7, 2004

William S. Siders

/s/ H. Grant Stephenson	Director	December 7, 2004

H. Grant Stephenson

Signature	Title	Date
/s/ Neil S. Strawser	Director	December 7, 2004

Neil S. Strawser

/s/ Donald P. Wood	Director	December 7, 2004

Donald P. Wood